UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 7, 2010 (January 1, 2010)

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No)	(IRS Employer ID No.)

7/F Jinhua Mansion

41 Hanguang Street

Nangang District, Harbin 150080

People's Republic of China

(Address of Principal Executive Offices)

(86) 451-82287746

(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 1, 2010, Shuaiyi International New Resources Inc. (the "Company") and Mr. Daniel K. Lee, the Chief Financial Officer of the Company, entered into a stock option agreement (the "Stock Option Agreement") under the Company’s 2009 Equity Incentive Plan. Pursuant to the terms of the Stock Option Agreement, Mr. Lee was granted options (the "Options") to purchase an aggregate 250,000 shares of common stock of the Company, among which, an option to purchase 100,000 shares will be vested in 2011 with an exercise price of $7.00 per share, an option to purchase 100,000 shares will be vested in 2012 with an exercise price of $10.00 per share and an option to purchase 50,000 shares will be vested in 2013 with an exercise price of $10.00 per share. Each of the Options expires three years after its respective vesting date.

According to the Stock Option Agreement, in the event Mr. Lee’s employment with the Company is terminated for any reason except for death or disability, he may exercise the Options only to the extent that the Options would have been exercisable on the termination date and no later than three months after the termination date. If Mr. Lee’s employment is terminated because of his death or disability, the Options may be exercised only to the extent that such Options would have been exercisable by Mr. Lee on the termination date and must be exercised by Mr. Lee no later than twelve months after the termination date. If Mr. Lee is terminated for cause, the Options will terminate immediately. In no event will the Options be exercised later than December 31, 2015.

On January 1, 2010, the Company also entered into a restricted shares grant agreement (the "Restricted Shares Grant Agreement") under the Company’s 2009 Equity Incentive Plan with Mr. Lee. Pursuant to the terms of the Restricted Shares Grant Agreement, the Company granted to Mr. Lee 140,000 restricted shares of the Company’s common stock subject to the vesting schedule therein. If Mr. Lee’s service with the Company ceases for any reason other than Mr. Lee’s (a) death, (b) Disability, (c) Retirement, or (d) termination by the Company without cause, any nonvested restricted shares will be automatically forfeited to the Company.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Stock Option Agreement and the Restricted Shares Grant Agreement and is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

Exhibit No.	Description
10.1	Stock Option Agreement, dated January 1, 2010, by and between the Company and Daniel K. Lee.

10.2	Restricted Shares Grant Agreement, dated January 1, 2010, by and between the Company and Daniel K. Lee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shuaiyi International New Resources Development Inc.
Date: January 7, 2010

/s/ Lianyun Han
Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Option Agreement, dated January 1, 2010, by and between the Company and Daniel K. Lee.

10.2	Restricted Shares Grant Agreement, dated January 1, 2010, by and between the Company and Daniel K. Lee.